Exhibit 10.1
LOAN AGREEMENT
          THIS LOAN AGREEMENT, dated as of the 22nd day of December, 2010 (as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is between Ames Community Bank, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Lender”), and SIR Park Place, LLC, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Borrower”), and Steadfast Income REIT, Inc., a Maryland corporation, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Guarantor”).
W I T N E S S E T H:
          WHEREAS, Borrower desires to obtain the Loan from Lender; and
          WHEREAS, Lender is willing to make the Loan to Borrower, and Guarantor is willing to guaranty the Loan, subject to and in accordance with the terms of this Agreement and the other Loan Documents.
          NOW, THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION
          Section 1.1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule I attached hereto or in the other Loan Documents.
          Section 1.2. Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders. All exhibits and schedules attached hereto are incorporated herein by reference for all purposes.
ARTICLE II GENERAL TERMS
          Section 2.1. Loan Commitment; Disbursement to Borrower.
          2.1.1. The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower in the original principal amount of up to sixty five percent (65%) of the value of the Real Property and Improvements, based on the As-Is value of the Property shown by the Appraisal, or five million and NO/100’s dollars

($5,000,000.00), whichever amount is less (the “Loan”). Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. The Note evidences the Loan, and the Loan shall bear interest and otherwise be payable as provided in the Note and this Agreement; provided, however, that in any event, the principal balance, all accrued but unpaid interest and all other sums owing on the Loan shall be due and payable on the Maturity Date or earlier if the Loan is accelerated pursuant to this Agreement or any of the other Loan Documents. The holder of the Note shall be entitled to the benefits of this Agreement and the other Loan Documents.
          2.1.2. Use of Proceeds. Borrower shall use the proceeds of the Loan to provide purchase money financing of the Real Property and Improvements and for no other purpose.
ARTICLE III CONDITIONS PRECEDENT
          As a material inducement to Lender to make the Loan, Borrower hereby represents and warrants to Lender that Borrower has satisfied, all of the conditions precedent set forth in Schedule II attached hereto, and Borrower acknowledges that Lender would not fund the Loan unless all of such conditions precedent were satisfied by the Closing Date.
ARTICLE IV REPRESENTATIONS AND WARRANTIES
          Section 4.1. Borrower Representations. Borrower represents and warrants to Lender as of the Closing Date, that:
               (a) Organization. Borrower has been duly organized and is validly existing under the laws of the State of Iowa. Borrower is duly qualified to do business in each jurisdiction where Borrower is required to be so qualified in connection with its properties, businesses and operations.
               (b) Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the obligations of this Agreement and the other Loan Documents to which it is a party, and such obligations shall be the valid and binding obligations of the Borrower. This Agreement and such other Loan Documents to which Borrower is a party have been duly executed and delivered by or on behalf of it and it has obtained or received all required consents and approvals, corporate, governmental or otherwise, and this Agreement and such other Loan Documents to which it is a party constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
               (c) No Conflicts. The execution and delivery of this Agreement and the other Loan Documents and the performance of the obligations thereunder by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement, certificate of incorporation, bylaws or any other agreement or instrument to which it is a party or by which any of its property or assets is subject.
               (d) Litigation. There are no actions, suits, proceedings or investigations at law or in equity now pending or, to Borrower’s best knowledge, threatened against or affecting Borrower or the Property.
               (e) Agreements. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or the Property is bound. Borrower does not have Indebtedness under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.
               (f) Title. Borrower has good, marketable and insurable fee simple title to the Premises, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with the Uniform Commercial Code financing statements filed in connection with the Loan, will create (i) a valid, perfected Lien on the Property, subject only to the Permitted Encumbrances and (ii) perfected security interests in and to (or perfected collateral assignments of), all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.
               (g) No Bankruptcy Filing. (A) (i) Borrower is solvent (within the meaning of all Bankruptcy Laws) and no bankruptcy, reorganization, insolvency or similar proceeding with respect to Borrower under any Bankruptcy Law has been initiated, and (ii) the entering into the Loan Documents to which Borrower is a party does not constitute a fraudulent conveyance by any Person; and (B) no petition in bankruptcy has been filed by or against Borrower, Guarantor, or any Affiliate of Borrower in the last seven (7) years, and neither Borrower or Guarantor, or any related entity, or any principal, any general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any applicable Bankruptcy Laws.
               (h) Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents, nor any written materials relating to the business, operations or condition (financial or otherwise) of Borrower or the Property that were supplied to Lender in connection with Lender’s due diligence investigation (other than financial projections in respect of which no representation is made) contains (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to state any material fact necessary to make the statements contained therein or in any of the Loan Documents not misleading.
               (i) Regulatory. Borrower is not an “employee benefit plan” (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of the

Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate Borrower’s ability to borrow the proceed of the Loan.
               (j) Insurance. Borrower has obtained and has delivered to Lender a certificate of insurance satisfactory to Lender reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and there have been no acts or omissions that would impair the coverage of any such Policies or the benefits of the mortgagee endorsements.
               (k) Hazardous Substances. Borrower hereby represents and warrants to Lender that, to Borrower’s knowledge, the representations and warranties contained in the Environmental Indemnity are true and correct. Except for any specific limitation contained in the Environmental Indemnity, this representation and warranty shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Lender of any of its rights or remedies hereunder, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.
               (l) Property Management Agreement. If Borrower enters into a Property Management Agreement prior to the funding of the Loan, Lender shall have received an Assignment of the Property Management Agreement and a Consent from the Property Manager to the Assignment of Property Management Agreement in forms acceptable to Lender.
               (m) Loan Proceeds. Except for Loans to Borrower to fund the acquisition of the Real Property and Improvements prior to the Closing, no Affiliate of Borrower or any Person in which Borrower or any Affiliate of Borrower owns an interest (direct, indirect or beneficial interest in Borrower) is receiving any portion of the proceeds of the Loan.
               (n) Conditions Precedent. Borrower has fulfilled and satisfied all of the conditions precedent set forth on Schedule II.
          Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of the Borrower set forth in Section 4.1 and elsewhere in this

Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.
ARTICLE V BORROWER COVENANTS
          From the date hereof and until payment and performance in full of all Obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:
          Section 5.1. Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, permits and franchises and to comply with all Legal Requirements applicable to the Borrower and the Property. Borrower shall not dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower will not change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership or other structure without Lender’s prior written consent. Borrower shall not allow or permit any change in the use of the Property without Lender’s prior written consent.
          Section 5.2. Hazardous Substances. Borrower shall comply strictly and in all respects with the covenants set forth in the Environmental Indemnity.
          Section 5.3. Certain Prohibited Actions. Borrower shall not directly or indirectly take any action or permit any action or inaction which could result in it not being in compliance with Section 4.1
          Section 5.4. Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower will deliver to Lender or Lender’s designee receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien which may be or become a Lien against the Property, and shall promptly pay for all utility services provided to the Property.
          Section 5.5. Performance of Agreements. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all principal, interest, costs, fees and expenses to the extent required under, the Loan Documents. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any other agreement including, but not limited to, any lease between Borrower and any tenant of Borrower, or recorded instrument affecting or pertaining to

Borrower or the Property, or given by Borrower to Lender for the purpose of further securing the Obligations.
          Section 5.6. Notices. Borrower shall give written notice to Lender of any litigation or governmental proceedings pending or threatened against it or the Property.
          Section 5.7. Access to Premises. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon not less than two (2) Business Days advance notice or such shorter period of notice as circumstances may dictate without violating the right of any third party occupying any part of the Property. Any Inspection by Lender shall not unreasonably interfere with the activities of any tenant in the Property.
          Section 5.8. Compliance. Borrower shall not commit or allow any other Person in occupancy of, or involved with, the operation or use of the Property to commit any act or suffer any omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall keep and maintain all Licenses necessary for the operation of the Property for its intended use.
          Section 5.9. Insurance Benefits and Condemnation Proceeds. Borrower shall fully cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds and Condemnation Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including attorneys’ fees and disbursements, expense of an appraisal on behalf of Lender in case of a fire or other Casualty affecting the Property or any part thereof) out of such Insurance Proceeds or Condemnation Proceeds, as applicable.
          Section 5.10. Further Assurances. Borrower will, at the cost of the Borrower and without expense to Lender, do, execute, acknowledge and deliver all and every such further reasonable acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, boundary surveys, footing or foundation surveys, plans and specifications, title and other insurance reports and agreements and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which the Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of its covenants under this Agreement or for filing or recording the Security Instrument, or for complying with all Legal Requirements.

          Section 5.11. Financial Reporting and Covenants.
               (a) Borrower will keep and maintain or will cause to be kept and maintained in accordance with Acceptable Accounting Principles, proper and accurate books, records and accounts reflecting all of the financial affairs, income and expenses of the Borrower and the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of the Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Borrower shall furnish or make available to Lender and its agents convenient facilities for the examination and audit of any of its books and records.
               (b) Borrower and Guarantor will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a certified income statement and balance sheet for Borrower and Guarantor for such Fiscal Year.
               (c) Borrower will furnish, or cause to be furnished, to Lender: (A) on or before thirty (30) days after the end of each quarter in the Fiscal Year, Financial Statements with respect to the Property; and (B) at the end of each quarter in the Fiscal Year, a certified rent roll in a format reasonably acceptable to Lender.
               (d) Borrower and Guarantor will furnish to Lender, within one hundred twenty (120) days following the end of each Fiscal Year, complete copies of federal and state income tax returns, including all K-1 schedules received from any partnerships, corporations, or trusts, within forty-five (45) days following the date each such return is required to be filed including any extension period granted for said return.
               (e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible) such further detailed information, as may be reasonably requested by Lender.
               (f) During the initial 36-month term of the Loan, Borrower shall maintain a debt service coverage ratio (“DSCR”) of 1.60:1.00 with respect to the Property, calculated annually by Lender as of the end of each Fiscal Year by taking the net income before depreciation, amortization, and interest expense, divided by Debt payments for the Loan based upon interest-only expense. In the event Borrower exercises any extensions under the Note, Borrower shall maintain a DSCR during such extension period of 1.25:1.00 with respect to the Property, calculated annually by Lender as of the end of each Fiscal Year by taking the net income before depreciation, amortization, and interest expense, divided by Debt payments for the Loan based upon a 30 year amortization.
          Section 5.12. Title to the Property.
Borrower will warrant and defend (i) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property

and the perfection and priority of the Liens created by the Loan Documents, including any UCC Financing Statements, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. The Obligors shall reimburse Lender on demand for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
          Section 5.13. Leasing Matters. Borrower shall duly and punctually observe and perform all material obligations imposed upon the landlord under each of the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Debt.
          Section 5.14. Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
          Section 5.15. Property Manager. Borrower shall not, without the prior written consent of Lender, enter into, execute, orally agree upon, amend, modify, cancel, surrender or terminate any Property Management Agreement or allow any Property Management Agreement to terminate or otherwise replace any Property Manager of the Property or enter into any other Property Management Agreements that have not been approved by Lender. The Property Management Agreement shall provide that management fees shall not be paid to the Property Manager during any monetary Event of Default.
          Section 5.16. Intentionally Deleted
          Section 5.17. Operation of Property. Borrower shall not change the use of the Property unless otherwise consented to by Lender in Lender’s sole discretion. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that will invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that will in any way materially impair the value of the Property or the security of this Agreement. Borrower shall not commit, permit or suffer to exist any act or omission that would cause any risk of forfeiture as against the Property or any part thereof or any monies paid in performance of the Obligations.
          Section 5.18. Maintenance of Property; Payment for Labor and Materials.
               (a) Borrower shall at its sole cost and expense promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated and shall complete and pay for (or cause the Tenants to pay for) any structure at any time in the process of construction or repair on the Property. Borrower will promptly pay when due all bills and costs for labor, materials and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest, even though subordinate to the Liens and the security interests of the Security Instrument, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Lien created by the Loan Documents and the Permitted Encumbrances,

provided, however, Borrower shall have the right to contest in good faith any matters which gave rise to any such Lien by appropriate proceedings without the prior payment thereof so long as Borrower deposits with Lender the entire amount of such lien including amounts sufficient to cover interest and attorneys’ fees or provides such other security reasonably satisfactory to Lender.
               (b) Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements shall not be removed, demolished or altered in any material respect nor shall any additional improvements be constructed without the prior, written consent of Lender.
          Section 5.19. Transfer or Encumbrance of the Property. Borrower shall not, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise Transfer the Property, or any part thereof or any interest therein, directly or indirectly, or permit the Transfer of the Property, or any part thereof or any interest therein, other than pursuant to Leases of space. In the event Borrower seeks Lender’s consent to a Transfer, such consent shall be granted or denied by Lender in its sole discretion. Notwithstanding anything to the contrary in the foregoing, Lender hereby consents to the transfer of the portion of the Real Property legally described as Lot 7 in Division 2 GRIMMEL’S ADDITION TO THE TOWN OF FORT DES MOINES, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa, provided a release price equal to 100% of net sales proceeds (not less than $100,000) shall be paid to Lender and applied by Lender to the reduction of the outstanding principal balance of the Loan. For the purposes hereof, net sales proceeds shall equal the gross sale price for the property to be sold less transfer taxes and other closing costs customarily and normally paid by a seller, and including, without limitation, Seller’s brokerage commissions to unrelated third party brokers at then prevailing market rates.
          Section 5.20. ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, under the Loan Documents (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
          Section 5.21. Affiliate Transaction. Borrower shall disclose any Affiliate Transaction to Lender. Any such Affiliate Transaction, shall only be entered into upon such terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such Affiliate.
          Section 5.22. Service Rights. Borrower shall not allow any Service Rights to be granted by any Person other than Borrower or any owner’s association for the Property and any Service Rights granted by any Person other than Borrower, any owner’s association for the Property or the Property Manager shall be null and avoid ab initio.

          Section 5.23. Acquisition of Additional Condo Units. Borrower agrees that in the event it, or an Affiliate, acquires a fee simple interest in any additional condo units in the Property after the Closing Date, such units shall serve as additional collateral securing payment of the Debt. Upon acquisition of additional condo units in the Property, Borrower agrees to grant Lender a first lien mortgage on the property in substantially the same form as the Security Instrument.
ARTICLE VI CASUALTY; CONDEMNATION; ESCROWS
          Section 6.1. Insurance; Casualty and Condemnation.
          6.1.1. Insurance.
               (a) The Borrower shall obtain and maintain, or cause to be maintained, during all times that any sum is outstanding under the Note or the other Loan Documents (“Term”), insurance for the Borrower, the Lender, any participant of Lender, and the Property providing at least the following coverages:
          (i) Comprehensive all risk insurance on the Improvements and all personal property, in each case (A) in an amount equal to the “full replacement cost,” but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) providing for no deductible in excess of the lesser of $10,000.00 and one percent (1%) of the face value of such policy; and (C) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses.
          (ii) Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than $1,000,000 per person/$5,000,000 per occurrence, or such higher amount as may be required by Lender; and (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate.
          (iii) Business income insurance covering all risks required to be covered by the insurance provided for in Section 6.1.1(a)(i); and in an amount equal to 100% of the projected gross income from the Property for a period of twenty-four (24) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate (subject to Lender’s review and approval) of the gross income from the Property for the succeeding twenty-four (24) month period. All Insurance Proceeds payable to Lender pursuant to this Section 6.1.1(iii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Loan; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance.
          (iv) At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, Borrower’s insurance shall include contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy.
          (v) Umbrella liability insurance in an amount not less than $1,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under this Section 6.1.1(a).
          (vi) Such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
               (b) All insurance provided for in Section 6.1.1(a) shall be obtained under valid and enforceable policies (“Policies” or in the singular, “Policy”), and shall be issued by companies licensed to do business in the State of Iowa. The Policies shall designate Lender as first mortgagee, except as to general liability and umbrella liability under which Lender shall be named as an additional insured.
               (c) All Policies of insurance provided for in Section 6.1.1(a) shall contain clauses or endorsements to the effect that:
          (i) No act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.
          (ii) The Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days written notice to Lender and any other party named therein as an insured and there shall be no exculpation for the carrier’s failure to notify Lender.
          (iii) Each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration and there shall be no carrier exculpation for the carrier’s failure to notify Lender.
               (d) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon ten (10) business days’ notice to Borrower to take such action as Lender deems necessary to protect Lender’s interest in the Property, including the obtaining of such insurance coverage as Lender in Lender’s sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Loan Documents and shall bear interest at the Default Rate.
               (e) In the event of foreclosure of any Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
               (f) If the Property or any portion of the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice thereof to Lender. Following the occurrence of a Casualty, Borrower shall, regardless of whether Insurance Proceeds are available promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and the terms and conditions of the Loan Documents. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Debt and be secured by the Loan Documents and shall be added to the principal balance of the sums due under the Note and shall bear interest thereafter until paid as provided in the Note and this Agreement.
               (g) Borrower shall comply with all insurance requirements of any insurer of the Property or any portion thereof and shall not bring or keep or permit to be brought or kept any article upon any of the Property or any portion thereof or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate any Policies then in effect or any of the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Agreement.
               (h) Any reimbursement due to Lender pursuant to this Section 6.1.1 must be paid within thirty (30) days (or sooner if required), or such amount shall accrue interest at the Default Rate until paid to Lender.
          6.1.2. Casualty and Application of Proceeds.
               (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:
          (i) In the event of a Casualty that is less than $1,000,000 Borrower may settle and adjust any claim without the consent of Lender and retain the proceeds thereof; however, Borrower shall give notice to Lender of each such Casualty and of the settlement thereof.
          (ii) In the event of a Casualty in the amount of $1,000,000 or more, if each of the following is true at all times: (A) the Insurance Proceeds are sufficient to pay for the Restoration as reasonably determined by Lender; (B) after such Restoration the Property will adequately secure the outstanding balance of the Loan; (C) no Default or Event of Default exists; (D) Lender shall be satisfied that the Restoration will be completed on or before the earliest of (i) prior to the Maturity Date, (ii) twelve (12) months after the occurrence of the Casualty; (E) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements; and (F) the Casualty does not result in the loss of access to the Property or the Improvements, then the Insurance Proceeds shall be deposited with Lender and after reimbursement of any expenses incurred by Lender, such Insurance Proceeds shall be maintained and applied to pay for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty (“Restoration”), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Restoration; provided that: (A) Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the net Insurance Proceeds made available pursuant to the terms hereof; (B) the Restoration shall be done in compliance with all applicable Legal Requirements; (C) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after settlement with the applicable insurance carrier regarding the Insurance Proceeds arising from the Casualty) and shall diligently pursue the same to satisfactory completion; (D) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements, including any applicable Environmental Laws; and (E) Lender shall have received evidence reasonably satisfactory to Lender that, during the period of the Restoration, the sum of (A) income derived from the Property, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the required payments of principal and interest on the Loan, and (3) the other payments required pursuant to this Agreement or the Loan Documents.
               (b) Except as provided above in Section 6.1.2(a)(ii), the Insurance Proceeds collected upon any Casualty shall be deposited with Lender and at Lender’s option (in its sole discretion), be applied to the payment of the Debt after reimbursement of any expenses incurred by Lender or, if Lender so elects (without any obligation to do so), after reimbursement of any reasonable expenses incurred by Lender, Lender shall hold such amount and such proceeds shall be maintained and applied in accordance with the Loan Documents to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without prepayment premium, but shall otherwise be at Lender’s sole discretion, except as specifically provided herein to the contrary, and shall be applied to those payments of principal and interest (including any Additional Interest) in inverse order, due under the Note or as otherwise determined by Lender and shall not postpone or reduce any payments otherwise required pursuant to the Note and the other Loan Documents or otherwise determined by Lender.
          6.1.3. Condemnation.
               (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against the Property or the Improvements or any part thereof (a “Condemnation”) and shall deliver to Lender copies of any and all papers served by or on or received by Borrower in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with all Legal Requirements.
               (b) Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. During the occurrence of any uncured Event of Default, Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.
               (c) During the occurrence of any uncured Event of default, the proceeds of any amount collected upon any Condemnation (“Award”) shall be deposited directly with Lender pursuant to Section 6.1.3(b) and at Lender’s option (in its sole discretion), shall be applied to the payment of the Debt (after reimbursement of any expenses incurred by Lender) or, if Lender so elects (without any obligation to do so), (after reimbursement of any expenses incurred by Lender), Lender shall hold such amount and such proceeds shall be maintained and applied in accordance with the Loan Documents to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without prepayment premium, but shall otherwise be at Lender’s sole discretion and shall be applied to those payments of principal and interest (including any Additional Interest) in inverse order due under the Note or as otherwise determined by Lender and shall not postpone or reduce any payments otherwise required pursuant to the Note and the other Loan Documents. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, if there is a deficiency judgment to receive all or a portion of said Award sufficient to pay the outstanding balance of the Debt.
               (d) If such Condemnation affects less than sixty-five percent (65%) of the gross square footage of the Improvements, the Condemnation Proceeds shall be deposited with Lender and maintained and applied to pay for the cost of restoring, repairing, replacing, or rebuilding the Property or the part thereof subject to Condemnation, and such Condemnation and the Condemnation Proceeds resulting therefrom shall be treated as a Restoration under Section 6.1.2(a)(ii) hereof.
          Section 6.2. Tax Escrow. Upon an uncured Event of Default, Borrower shall establish and maintain a tax escrow account with Lender. In such event, Borrower shall pay to Lender on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates (the “Tax Escrow Fund”). Lender will apply the Tax Escrow Fund to payments of Taxes required to be made by Borrower pursuant to Section 6.2 and under the other Loan Documents. Any amount remaining in the Tax Escrow Fund after the Debt has been paid in full shall be returned to Borrower.

ARTICLE VII DEFAULTS
          Section 7.1. Event of Default.
               (a) Each of the following shall constitute an event of default hereunder (an “Event of Default”):
          (i) (a) any payment or amount due on any Scheduled Payment Date is not paid within Three (3) Business Days after notice being given to Borrower of the late payment, or (b) any payment or amount due on the Maturity Date is not paid on such date;
          (ii) any of the Taxes or Other Charges (other than any of the same payable on a Scheduled Payment Date) are not paid when the same are due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with terms of this Agreement and Lender fails to pay same;
          (iii) the Policies are not kept in full force and effect, or ongoing Certificates of Insurance showing Lender as a named insured not delivered to Lender within twenty (20) days of request by Lender;
          (iv) unless made in connection with payment of the Loan in full, a Transfer shall occur without Lender’s prior written consent;
          (v) any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender in connection with the Loan, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender;
          (vi) if (a) Borrower or Guarantor shall commence any case, proceeding or other action (1) under any existing or future Bankruptcy Laws, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for Borrower or Guarantor or for all or any substantial part of the assets of Borrower or Guarantor, or Borrower or Guarantor shall make a general assignment for the benefit of creditors; or (b) there shall be commenced against Borrower or Guarantor any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (c) Borrower or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) above; or (d) Borrower or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (vii) if Borrower shall be in default under any other permitted mortgage, deed of trust or security agreement covering any part of the Property whether it be superior or junior in Lien to the Security Instrument and whether it be permitted under the Loan Documents or if Borrower shall be in default of any other Indebtedness, secured or unsecured, owed by Borrower to any Person; provided, however, the foregoing shall not be deemed to permit Borrower to incur any other Indebtedness unless expressly permitted by the Loan Documents;
          (viii) if the Property becomes subject to any mechanic’s or materialman’s lien or other Lien except a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
          (ix) except as permitted in this Agreement, the demolition or removal of any of the Improvements with a value in excess of $250,000 without the prior consent of Lender;
          (x) The occurrence of a default under the terms of any Management Agreement;
          (xi) If any term, covenant or provision of any of the other Loan Documents specifies a cure period for any breach thereof, if Borrower shall continue to be in default under such term, covenant, or provision of any of the Loan Documents (including this Agreement), beyond such applicable cure periods contained herein or in those documents;
          (xii) the prohibition, enjoining or interruption of Borrower’s right to occupy, use or lease the Property for a continuous period of more than thirty (30) days;
          (xiii) (i) the condemnation, seizure or appropriation of, or occurrence of an uninsured Casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower or Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower or Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby;
          (xiv) the failure at any time of the Security Instrument to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; and
          (xv) the failure of Borrower to comply with the Environmental Indemnification.

          Section 7.2. Remedies.
               (a) Upon the occurrence of any Event of Default, subject to section 7.2(g) below, Lender may take such action, without notice, demand presentment, protest or other requirements of any kind (all of which are expressly waived by Borrower), as Lender deems advisable to protect and enforce its rights and remedies against Borrower and/or Guarantor and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
          (i) declare the entire Debt to be immediately due and payable;
          (ii) exercise any of the rights or remedies specified in the Security Instrument;
          (iii) apply any sums then deposited with Lender or other third party under the control of Lender and any other sums held in escrow or otherwise by Lender, in accordance with the terms of this Agreement or any other Loan Document to the payment of the following items in any order in Lender’s sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to the Note, this Agreement and the other Loan Documents, including advances made by Lender pursuant to the terms of this Agreement;
          (iv) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including the right to receive all Rents, proceeds from the Intangibles (as defined in the Security Instrument) and any other receivables or rights to payments of Borrower relating to the Property;
          (v) with or without actual or threatened waste to the Property, Lender shall, at Lender’s sole, absolute and unfettered option and discretion, be entitled, and is hereby expressly and irrevocably authorized, upon application to a court of competent jurisdiction, without notice to Borrower, or any other party (any and all such notice being waived hereby) and without regard to the adequacy of any security for the Debt or the solvency of Borrower or any other party liable for payment of the Debt, to appoint a receiver(s), on an emergency and ex parte basis or otherwise, to take possession of and to operate the Property, and at Lender’s option, to collect the Rents, or to take such other actions as Lender in its sole discretion shall deem appropriate with respect to the Property. Borrower specifically waives any bond requirement for any Receiver appointed pursuant to the Loan Documents. Borrower irrevocably waives all notice of and defenses and objections to the appointment of such receiver. Borrower further irrevocably agrees that the occurrence of any Event of Default per se would create an emergency and the necessity for immediate actions; and
          (vi) pursue any other right or remedy allowed by any Loan Document or applicable law.
               (b) Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This subsection shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of by Lender shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payments made to Lender after the occurrence of such Event of Default.
               (c) Lender may resort to any remedies and the security given by any of the Loan Documents in whole or in part, and in such portions and in such order as determined by Lender in its sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Security Instrument or any of the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in any of the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, the Security Instrument or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.
               (d) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt, and Lender may seek satisfaction out of the Property or any part thereof or decline to do so, in Lender’s sole and absolute discretion.
               (e) Additionally, upon the occurrence of any Event of Default or if Guarantor fails to make any payment or to do any act as required in any of the Loan Documents, Lender may, but without any obligation to do so and without notice to, or demand on, Guarantor and without releasing Guarantor from any obligation under the Loan Documents, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose the Loan Documents or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Loan Documents and shall be due and payable to Lender upon demand.

               (f) Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Security Instrument to the extent necessary to foreclose on all or any portion of the Property, the Rents or any other collateral.
               (g) Borrower shall have Three (3) Business Days after notice from Lender to cure any monetary or payment Event of Default. Upon notice by Lender, Borrower shall have thirty (30) days from the date of said notice to cure any non-monetary Event of Default. Provided, however, in the event of a non-monetary event of default, if Borrower is diligently attempting to remedy the non monetary event of default, Lender shall reasonably extend the time for Borrower, not to exceed one-hundred twenty (120) days, to come into conformance with its obligations pursuant to the Loan Documents.
          Section 7.3. Right of Entry. In addition to any other rights or remedies granted under this Agreement, Lender and its agents shall have the right to enter and inspect the Property at any reasonable time during the term of the Loan upon two (2) business days notice to Borrower. If Lender’s entry and inspection of the Property reveals a Borrower Event of Default the cost of such inspections or audits, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender, shall be borne by Borrower. The cost of such inspections, to the extent payable by Borrower, if not paid for by Borrower following demand, may, at Lender’s option, be added to the principal balance of the sums due under the Note and shall bear interest thereafter until paid at the Default Rate.
          Section 7.4. Costs of Enforcement. In the event of the (i) exercise of any remedy by Lender under this Agreement or the other Loan Documents or following the occurrence of an Event of Default, (ii) foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, (iii) bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of Guarantor or an assignment by Guarantor for the benefit of its creditors, (iv) enforcement of any obligations of or collection of any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property, or (v) incurring of any costs or expenses by Lender in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out”, then Borrower and/or Borrower, its successors or assigns, shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting Lender’s interest in the Property or in collecting any amount payable hereunder or in enforcing Lender’s rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence or willful misconduct of Lender.
          Section 7.5. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or

Guarantor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender after an Event of Default has occurred, including interest at the Default Rate, late charges or any escrowed amount, may be applied by Lender to payment of the Debt in any order or priority that Lender, in its sole discretion, may elect.
ARTICLE VIII INDEMNIFICATION.
          Section 8.1. General Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, except to the extent arising out of the negligence or willful misconduct of an Indemnified Party, Borrower and Guarantor shall, at its sole cost and expense to the maximum extent allowed by law, including as a result of any act or inaction of an Indemnified Party, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon, or incurred by, or asserted against any Indemnified Parties and directly or indirectly arising out of, or in any way relating to or connected with, any one or more of the following: (a) any accident, injury to or death of persons or loss of, or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any failure of the Property to comply with any Access Laws; (f) any representation or warranty made in any of the Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made or the use or intended use of the proceeds of the Loan; (g) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with the Loan (other than one claiming to have dealt exclusively with, or for the sole benefit of, Lender) or any Lease or other transaction including any sale of any condominium unit involving the Property; and (h) the claims of any Tenant and not applied in accordance with the Loan Documents (except any claims of Tenants first accruing after the date Lender or Lender’s Affiliate takes title to the Property). Any amounts payable to Lender by reason of the application of this paragraph shall be secured by the Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date of demand until paid. The obligations and liabilities of Borrower under this Section 8.1 shall survive termination, satisfaction, or assignment of this Agreement, the repayment of the Debt and the exercise by Lender of any of its rights or remedies hereunder, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

          Section 8.2. Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties.
          Section 8.3. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay such tax, with interest and penalties thereon, if any.
ARTICLE IX WAIVERS
          Section 9.1. Waiver of Counterclaim. All amounts due under this Agreement or the other Loan Documents shall be payable without setoff or any deduction whatsoever.
          Section 9.2. Marshalling and Other Matters. Borrower hereby waives, to the maximum extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein and the pleading of any statute of limitations as a defense to payment of the Debt or performance of the Obligations. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Agreement and on behalf of all Persons to the extent permitted by applicable law. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof. As provided by Iowa Code 561.22, I understand that homestead property is in many cases protected from the claims of creditors and exempt from judicial sale; and that by signing this contract, I voluntarily give up the right to this protection for this property with respect to claims based on this contract. The interests and rights of Lender under the Note, the Security Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Obligor or surety of any of the Debt.
          Section 9.3. Waiver of Notice. Borrower shall not be entitled to, and hereby waives the right to receive, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

          Section 9.4. Trial by Jury. BORROWER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT OR LOAN DOCUMENTS. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
ARTICLE X MISCELLANEOUS
          Section 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to any of the Loan Documents shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
          Section 10.2. Governing Law/Venue/Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF IOWA. Any action brought with respect to this Loan Agreement or any Loan Document shall be brought in the Iowa district court in the county where the real property is located. Borrower irrevocably submits itself to the jurisdiction of the state of Iowa and the Iowa district court in the county where the real property is located.
          Section 10.3. Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any other Loan Document, nor consent by Lender to any departure by Borrower from the Obligations, shall in any event be effective unless the same shall be in a writing signed by the Person against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
          Section 10.4. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance or compliance of any term, condition, covenant or agreement, nor Lender’s delay in exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
          Section 10.5. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by facsimile (with a copy sent contemporaneously by certified or registered United States mail, postage prepaid, answer back acknowledged), addressed to the addresses in the first paragraph of this Agreement or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, in the case of facsimile, upon completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) with receipt acknowledged by the recipient thereof.
          Section 10.6. Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. “Section” refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.
          Section 10.7. Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.
          Section 10.8. Expenses. Borrower covenants and agrees to pay to Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for the Borrower and Guarantor (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); and (ii) the ongoing performance of and compliance with the respective agreements and covenants of the Obligors contained in this Agreement and the other Loan Documents. Any cost and expenses due and payable to Lender shall be payable within five (5) Business Days of demand, shall be secured by the Loan Documents, and if not paid when due, shall bear interest at the Default Rate until paid.

          Section 10.9. Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Security Instrument, this Agreement and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of the debtor and creditor relationship established pursuant to the Loan Documents. The relationship of Borrower and Lender is created and governed solely by the Loan Documents.
          Section 10.10. No Joint Venture or Partnership. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.
          Section 10.11. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute one agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
          Section 10.12. Liability. This Agreement shall be binding upon and inure to the benefit of the Obligors and Lender and their respective successors and assigns forever.
          Section 10.13. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including any term sheets, discussion outlines or commitment letters (as same may be amended) between Obligors and Lender are superseded by the terms of this Agreement and the other Loan Documents.
          Section 10.14. Construction. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that this Agreement or any of the Loan Documents has originated with Lender as drafter.
          Section 10.15. Limitation on Liability. Notwithstanding anything contained herein to the contrary, Obligors specifically and explicitly waive their rights to any action against Lender, its parents, subsidiaries, assigns, or their agents or employees for special, consequential or punitive damages of any kind whatsoever whether arising in contract, tort (including claims that might involve negligence and strict liability) or any other legal or equitable principle arising from or in any way connected with this Loan, the Loan Agreement, or any other Loan Documents.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

By signing below, the parties hereto acknowledge that it concurrently received of a copy of the documents and each document referenced herein.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
[Signature Pages Follow]

Signature Page — Loan Agreement

BORROWER: SIR Park Place, LLC, an Iowa limited liability company by: Steadfast Income Advisor, LLC, its Manager
By:	/s/ James Kasim
	Name:	James Kasim
	Title:	Chief Financial Officer

STATE OF	)
	)	SS.
COUNTY OF	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ___________ of Steadfast Income Advisor, LLC, the Manager of SIR Park Place, LLC.
[See Attached Certificate]
Notary Public in and for the State of ______

Signature Page — Loan Agreement
ACKNOWLEDGED AND APPROVED SUBJECT TO THE TERMS AND LIMITATIONS OF THAT CERTAIN GUARANTY OF EVEN DATE HEREWITH BY THE UNDERSIGNED GUARANTOR IN FAVOR OF LENDER, INCLUDING WITHOUT LIMITATION THE LIMIT OF ONE MILLION DOLLARS ON GUARANTOR’S LIABILITY:

GUARANTOR: Steadfast Income REIT, Inc.
By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer

STATE OF	)
	)	SS.
COUNTY OF	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of Steadfast Income REIT, Inc.
[See Attached Certificate]
Notary Public in and for the State of ______

Signature Page — Loan Agreement

LENDER: Ames Community Bank
By:	/s/ Jeff Harder
	Name:	Jeff Harder
	Title:	Vice President

STATE OF IOWA	)
	)	SS.
COUNTY OF POLK	)
     This instrument was acknowledged before me on this 20th day of December, 2010 by Jeff Harder as Vice President of Ames Community Bank.
/s/  Teri Ruroden
Notary Public in and for the State of Iowa

SCHEDULE I
Definitions
          “Acceptable Accounting Principles” shall mean GAAP or such other accounting methods or principles acceptable to Lender from time to time.
          “Access Laws” has the meaning set forth in Section 5.16.
          “Affiliate” shall mean as to any Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any Person (directly or indirectly) owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director, partner, employee or member (direct or indirect and no matter how remote) of such Person, (iv) if the such Person is an individual, any entity for which such Person directly or indirectly acts as an officer, director, partner, employee or member, or (v) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of 10% or more.
          “Affiliate Transaction” shall mean any contract, agreement or other arrangement between Borrower (or any other Person if such contract, agreement or other arrangement is in any way related to the Property) and Borrower or any Affiliate of Borrower or pursuant to which Borrower or any Affiliate of Borrower or any constituent member, partner or stockholder of Borrower or Borrower or any Affiliate of Borrower (direct or indirect) will receive any benefit of any kind.
          “Appraisal” shall mean the appraisal of the Property obtained by Lender prior to making the Loan.
          “Award” shall have the meaning set forth in Section 6.1.3(c).
          “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.
          “Borrower” shall mean the party indicated in the first paragraph of this Agreement as Borrower.
          “Business Day” shall mean a day on which Lender is open for business in the state of Iowa.
          “Casualty” shall mean the damage or destruction of any portion of the Property by fire or other casualty, whether insured or uninsured.
          “Casualty/Condemnation Involuntary Prepayments” shall have the meaning set forth in Section 2.2.

          “Closing Date” shall mean the date of the funding of the Loan, but no later than December 22, 2010.
          “Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
          “Condemnation” shall have the meaning set forth in Section 6.1.3(a).
          “Condemnation Proceeds” shall mean any Award in respect of any Condemnation.
          “DSCR” shall have the meaning given to such term in Section 5.11(f).
          “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon, the Additional Interest, and all other sums due to Lender in respect of the Loan under the Note, this Agreement or any other Loan Document, as and if extended.
          “Default” shall mean the occurrence of any event under this Agreement or under any other Loan Document which, but for the giving of notice or the passage of time, or both, would be an Event of Default.
          “Default Rate” shall have the meaning set forth in the Note.
          “Enforcement Costs” shall mean any and all expenses, including legal expenses, attorneys’ fees and expert witness fees, (i) described in Section 7.4 of this Agreement, (ii) incurred or paid by Lender in protecting Lender’s interest in the Property, (iii) incurred in collecting any amount payable under this Agreement or the other Loan Documents, or (iv) incurred in enforcing Lender’s rights under this Agreement or the other Loan Documents or with respect to the Property, in each of clauses (i) through (iv) whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such amounts are repaid to Lender.
          “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
          “Environmental Laws” has the meaning set forth in the Environmental Indemnity.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

          “Event of Default” shall have the meaning set forth in Section 7.1(a).
          “Financial Statements” shall mean a balance sheet, income statement and statement of changes in financial position prepared in accordance with Acceptable Accounting Principles, and setting forth all items of income and expense and such other information required under Acceptable Accounting Principles to fairly present the financial position and results of operation of Borrower, Guarantor, and the Property and which shall at a minimum be consistent in scope, form and content with such statements delivered to Lender prior to the Closing Date, and which are otherwise reasonably acceptable to Lender.
          “Fiscal Year” shall mean each twelve-month period commencing on January 1 and ending on December 31 during the term of the Loan.
          “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.
          “Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
          “Guarantor” shall mean Steadfast Income REIT, Inc.
          “Hazardous Substances” has the meaning set forth in the Environmental Indemnity.
          “Improvements” shall have the meaning set forth in the Security Instrument.
          “Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.
          “Indemnified Parties” shall mean (a) Lender, (b) any prior or subsequent owner or holder of the Loan, (c) any receiver or other fiduciary appointed in a foreclosure or other proceeding, (d) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (e) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or thereafter or as part of or following a foreclosure of the Loan.
          “Insurance Premiums” shall have the meaning set forth in Section 6.1.1(b).

          “Insurance Proceeds” shall mean all proceeds received under Policies required to be maintained by Borrower.
          “Lease” shall mean any lease, occupancy agreement, sublease, sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, any space in the Property.
          “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, Licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including (i) Access Laws, (ii) applicable restrictive covenants, zoning ordinances and building codes, (iii) subdivision and land use laws and regulations, (iv) all applicable health and Environmental Laws and regulations, and (v) all standards and regulations of appropriate supervising boards of fire underwriters and similar agencies.
          “Lender” shall mean Ames Community Bank, together with its successors and assigns.
          “Licenses” shall mean all necessary certificates, licenses and other approvals, governmental and otherwise, and all required zoning, building code, land use, environmental and other similar permits or approvals, including certificates of completion and certificates of occupancy, necessary for the operation of the Property for its current and intended uses and for the conduct of Borrower’s business.
          “Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof, or any interest of Borrower therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s or materialmen’s liens and other similar liens and encumbrances.
          “Loan” shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, the Note executed and delivered by Borrower.
          “Loan Documents” shall mean, collectively, this Agreement, the Environmental Indemnity, the Security Instrument, the Note, the Guaranty, the Uniform Commercial Code financing statements, and all other documents evidencing, securing or otherwise executed and/or delivered by Obligors in connection with the Loan. Each of the Loan Documents may be referred to herein individually as a “Loan Document.”

           “Losses” shall mean any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs (including any and all costs and expenses incurred in the preservation, restoration and protection of the Property and any and all costs and expenses incurred by Lender), any deficiency claim in connection with the foreclosure of the Security Instrument, expenses, diminution in value of the Property, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable consequential damages, and damages and expenses of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense), including Enforcement Costs or any other amounts expended by Lender in connection with the Loan.
          “Material Adverse Effect” shall mean a material adverse effect on (i) the assets, operations, or financial condition of any Obligor, (ii) the ability to pay the Debt of Borrower in accordance with the terms hereof and otherwise comply with the material terms of this Agreement and the Loan Documents, (iii) the value of the Property, (iv) the validity, priority or enforceability of this Agreement or any other Loan Document, (v) the ability of Lender to enforce its rights and remedies pursuant to this Agreement or any other Loan Documents, (vi) Lender’s Lien on the Property or the priority of such Lien, or (vii) the Loan.
          “Maturity Date” shall have the meaning set forth in the Note.
          “Note” shall mean that certain Promissory Note dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, extended, replaced, supplemented or otherwise modified from time to time.
          “Obligors” shall mean the collective reference to Borrower and Guarantor and any other Person (other than Lender) that is a party to any of the Loan Documents, other than any Property Manager that is not an Affiliate of Borrower. Individually, each of the Obligors may be referred to herein as a “Obligor.”
          “Obligations” shall mean any and all debt, liabilities and other obligations of Obligors, including all affirmative and negative covenants, to Lender or of any of the Borrower in connection with the Loan or pursuant to the Loan Documents, including, without limiting the generality of the foregoing, the Debt.
          “Other Charges” shall mean all maintenance charges, charges or amounts payable under any reciprocal easement agreement, condominium declaration, association by-laws, ground rents, impositions other than Taxes, and any other charges (including any charges, payments or amounts, for which the failure to pay may give rise to a Lien against the Property), now or hereafter levied or assessed or imposed against the Property or any part thereof.
          “Permitted Encumbrances” shall mean, with respect to the Property, collectively: (a) the Liens created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Opinion of Counsel relating to the Property or any part thereof which have been approved by Lender, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) statutory Liens for labor or materials securing sums not yet due and payable, provided Borrower has given advance written notice of same to Lender and Lender has approved of such expenditures, and (e) the matters revealed by the Surveys.
          “Permitted Use” shall be sale and or lease of residential condominium units in the Premises, and lease of adjacent parking lot.
          “Person” shall mean any individual, entity, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
          “Policies” or “Policy” shall have the respective meanings specified in Section 6.1.1(b).
          “Premises” shall have the meaning set forth in the granting clause of the Security Instrument with respect to the Property.
          “Property” shall have the meaning set forth in the granting clause of the Security Instrument.
          “Property Management Agreement” shall mean any property management agreement, which must be acceptable to Lender, entered into by and between Borrower and the Property Manager.
          “Property Manager” shall mean such property manager selected by the Borrower and approved by Lender in accordance with this Agreement.
          “Real Property” shall mean that real property legally described in the Security Instrument owned by Borrower.
          “Rent(s)” shall mean all rents (including fixed minimum rent and percentage rent), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, expense reimbursements and recoveries (including all assignment fees, consent fees, surrender fees, termination fees and the lessor’s share (or the share of any Affiliate of Borrower) of any profits from any Tenant subletting or assignment) from Tenants, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, fees, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources whether or not arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance, together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including all guarantees, cash or securities deposited under the Leases to secure the performance by the Tenants of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt.
          “Restoration” shall have the meaning set forth in Section 6.1.2(a).
          “Scheduled Payment Date” shall have the meaning set forth in the Note or, if not set forth in the Note, the first day of each calendar month, or if such first day is not a Business Day, the next Business Day.
          “Security Instrument” shall mean that certain first priority Mortgage, Assignment of Leases and Rents, Security Instrument and Fixture Financing Statement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
          “Service Rights” shall mean any agreements, contracts, rights, licenses or other interests of any type (whether exclusive or non-exclusive) granted or given to any Person to provide any products or services to or for or with respect to the Property, any Tenant or any occupants of the Property, including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products.
          “Surveys” shall mean the ALTA Surveys performed by Kess & Associates, Inc. in connection with Borrower’s purchase of the Real Property from Park Place Condo, LLC.
          “Tax Escrow Fund” shall have the meaning set forth in Section 6.2.
          “Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents now or hereafter levied or assessed or imposed against the Property or any part thereof, including (a) any ad valorem real or tangible personal property taxes levied against the Property and (b) any intangible personal property tax levied or imposed on Lender with respect to its ownership in the Loan.
          “Tenant” shall mean each Person granted a possessory interest or right to use or occupy all or any portion of the Property pursuant to a Lease or rental agreement.
          “Term” shall have the meaning set forth in Section 6.1.1(a).
          “Transfer” shall mean any sale, assignment, conveyance, alienation, mortgage, encumbrance, pledge, hypothecation or other transfer, including any swap, derivative or other transaction shifting the risks and rewards of ownership, whether voluntary or involuntary.
          “UCC” shall mean the Uniform Commercial Code of Iowa.

          “UCC Financing Statement” shall mean a financing statement as defined by and in accordance with the requirements of the UCC.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE II
Conditions Precedent
          Each of the following shall be satisfied, on or before December 22, 2010, by Borrower as a condition precedent to the making of the Loan, and shall represent continuing covenants of Borrower after the Closing Date.
               (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and no Material Adverse Effect has occurred and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed.
               (b) Delivery of Loan Documents; Reports.
               (i) Note, Loan Agreement, Security Instrument, and other Loan Documents. Lender shall have received from Borrower fully executed (and acknowledged if required) counterparts of the Note and all other Loan Documents and evidence that counterparts of the Security Instrument has been delivered to the appropriate recording office for recording, so as to effectively create upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender, subject only to the Permitted Encumbrances.
               (ii) UCCs. Lender shall have received from Borrower (i) such UCC Financing Statements as Lender shall require, executed by Borrower and all other appropriate Persons and such financing statements shall have been filed of record in the appropriate filing offices required by Lender for filing so as to effectively create upon such filing a valid and enforceable first priority Lien on the Property in favor of Lender, subject only to the Permitted Encumbrances and (ii) a list of the principal places of business, tax identification numbers, and doing business names for the Borrower and all other information as Lender may require to properly file such UCC Financing Statements, all certified by the Borrower.
               (iii) Title Opinion. Lender shall have received a Title Opinion dated as of the Closing Date acceptable to Lender.
               (iv) Insurance. Lender shall have received valid certificates of insurance for all Policies required hereunder or under any of the Loan Documents.
               (v) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

               (c) Delivery of Organizational Documents; Consents. Borrower shall have delivered or caused to be delivered to Lender certified copies of all organizational documents related to the Borrower and Guarantor.
               (d) Opinions of Borrower’s and Guarantor’s Counsel. Lender shall have received opinions of counsel to the Borrower and Guarantor with respect to due execution and authority, of the Loan Documents, such opinions to be in form, scope and substance satisfactory to Lender and Lender’s counsel.
               (e) Taxes, Insurance Premiums and Other Charges. Borrower shall have paid all Taxes, Insurance Premiums and Other Charges relating to the Property which are due and payable or in arrears.
               (f) Intentionally deleted.
               (g) Appraisal. Lender shall have received at Borrower’s sole cost and expense an appraisal from an appraiser acceptable and certified to Lender establishing the value of the Property.
               (h) Environmental Report. Lender shall have received an environmental report acceptable to Lender that there are no adverse environmental conditions on the Property.
               (i) Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested in form and substance satisfactory to Lender and its counsel.
               (j) Minimum Cash Contribution. Borrower shall contribute at closing at least $3,050,000 in cash toward the acquisition of the Property
               (k) Payment of Loan Origination Fee. Borrower shall pay a loan origination fee in the amount of .75% of the principal amount of the Note.